                                                       Exhibit 10.7

                                     KEYCORP

                          NON-QUALIFIED GRANT AGREEMENT
                               PERFORMANCE OPTION

Robert W. Gillespie

         By action of the Equity Based Compensation Subcommittee ("Subcommittee") of the Compensation and Organization Committee of the Board of Directors of KeyCorp, taken pursuant to the KeyCorp Amended and Restated 1991 Equity Compensation Plan ("Plan") on November 19, 1997, you have been granted a Non-Qualified Stock Option (the "Option") effective on January 2, 1998 (the "Option Grant Date") to purchase 106,600 Common Shares at a price of $70.3125 per share (the "Exercise Price"), which may be exercised, subject to the provisions of the Plan, from time to time, in part or with respect to the full number of Common Shares then remaining subject to the Option, during the period commencing on the Vesting Date (as hereinafter defined) and ending January 2, 2008. (Unless otherwise indicated, the capitalized terms used herein shall have the same meaning as set forth in the Plan).

         The Vesting Date shall be the earlier of:

         1. The first date on which the conditions in (a) and (b) below have been satisfied:

                  (a) The Fair Market Value of a Common Share exceeds $74.00 for seven consecutive trading days during the period beginning on the Option Grant Date and ending December 31, 2000, $82.00 for seven consecutive trading days during the period beginning on the sixth trading day before January 1, 2001 and ending on December 31, 2001, or $90.00 for seven consecutive trading days during the period beginning on the sixth trading day before January 1, 2002 and ending on December 31, 2002, and

                  (b) KeyCorp's earnings per Common Share equal or exceed $5.20 per Common Share for the year 1999 or any calendar year prior thereto or $5.84 per Common Share for the year 2000, or

         2. The first day on which a Change of Control occurs after the Option Grant Date and on or before December 31, 2002; provided, however, if no Change of Control has occurred on or before December 31, 2000 and the earnings per Common Share condition in 1(b) above has not been satisfied for a year ending on or before December 31, 2000, the Option shall terminate on December 31, 2000.

         The Option shall terminate on December 31, 2002 unless the Vesting Date occurs on or before that date or unless the Option has been earlier terminated in accordance with the proviso contained in 2 above. For purposes of 1(b) above, earnings per Common Share shall be determined on the same basis as KeyCorp reports earnings per Common Share in its annual report on Form 10-K (or any successor form) filed with the Securities and Exchange Commission, adjusted for the effects of unusual events (such as gains or losses from the sale of subsidiaries or deposits in excess of 3% of average deposits or other significant extraordinary items), all as determined by the Subcommittee in its sole discretion. Reference is hereby made to the Amended and Restated Employment Agreement, dated as of November 21, 1996, between KeyCorp and you (the "Employment Agreement"). As used herein, the terms "Cause", "Voluntary Resignation" and "Scheduled Term" shall have the respective meanings given to them under the Employment Agreement. Unless your employment is terminated for Cause or by Voluntary Resignation before the end of the Scheduled Term, you will be treated, for all purposes under the Option (including vesting and period of exercisability), as if your employment with KeyCorp continued through January 2, 2008 (irrespective of death, disability, or otherwise). If your employment is terminated for Cause or by Voluntary Resignation before the end of the Scheduled Term, the Option will, in all cases, immediately terminate if prior to the Vesting Date.

         The Option shall be governed by the terms, conditions, and provisions of the Plan.

         January 2, 1998

                                                /s/ Thomas E. Helfrich
                                                -------------------------------
                                                Thomas E. Helfrich
                                                Executive Vice President

                                   ACCEPTANCE
                                   ----------

         The undersigned hereby acknowledges receipt of the Plan, agrees to be bound by the foregoing Agreement and agrees and consents to the terms, conditions, and provisions of the Agreement, Plan and the Award evidenced by this Agreement.

                                                 /s/ Robert W. Gillespie
                                                 ------------------------------
                                                 Robert W. Gillespie